Exhibit 10.5(a)
Guaranty Contract for Maximum Credit Line

(Applicable as of the date of execution of the Credit Line Contract)
Contract Number: Shen Fa Ai Guo Lu Er Bao Zi, No. 816070618016

Party A (Debtee in Master Contract): Shenzhen Development Bank: Shenzhen Aiguo Road Sub-branch
Address: 1st/F, Jintong Building, 1058 Aiguo Road, Shenzhen
Tel: 25409815 Fax: 25420425
Principal: Fu Nannan Title: Head

Party B (Guarantor): Pan Dangyu
Type of Certificate: ID Card, No.
(* Left blank if Party B is an institution)
Address: Room. 604, 2nd/F, 34th Building, No.463 Da Yuan, Shougouling Road, Tianhe District, Guangzhou
Tel:             Fax:
Legal Representative*:             Title *:
(* Left blank if Party B is an individual person)

To guarantee the performance of the “Contract for Line of Discount on Commercial Acceptance Bills” (Shen Fa Ai Guo Lu Shang No. 816070618014, hereinafter referred to as the “Master Contract”) signed by and between Party A and Shenzhen Highpower Technology Company Limited. (“Debtor”), Party B hereby provides Party A with joint and several liability guaranty as the guarantor of the Debtor in the Master Contract. After reaching agreement through consultations, the parties hereto have entered into this contract (the “Contract”) as represented by the terms and conditions set out below:

Article 1 Scope of Guaranty

The scope of guaranty shall be as defined in Subsection 1 below:

1.
The principal, interest, compound interest and penalty interest of all the debts (including contingent debts) undertaken by the Debtor in the Master Contract as well as the expenses incurred by realization of creditor’s right. The maximum limit of debt principal is RMB 50 million.

2.
In case the guaranty is provided according to a certain percentage share, the scope of guaranty is the debts (including contingent debts) that should be undertaken by the Debtor under the Master Contract, which amount to a principal of (converted to) / (in words) / and the related interest, compound interest, penalty interest and expenses incurred by realization of creditor’s right. So long as the debts under the Master Contract remain outstanding, Party A shall have the right to require Party B to bear guaranty responsibility to the extent of the balance of debts within the afore-mentioned scope of guaranty.

3.	_______________/___________________.

The expenses incurred by realization of creditor’s right include without limitation notification costs, fees of service, commission of survey, lawyer’s fee, legal cost, travel expenses, evaluation cost, auctioneer’s fee, attachment fee and enforcement charges.

Article 2 Guaranty Term. The guaranty term hereunder shall be from the effective date hereof to two years after expiration of the credit extension within the credit term under the Master Contract. During the guaranty term, if Party A transfers its creditor’s right to any third party de jure, Party B shall continue to bear guaranty liability within the original scope of guaranty.

Article 3 Guaranty Liability. Party B shall be jointly and severally liable for the repayment of all the debts that fall within the scope of guaranty. When the Debtor fails to fulfill its repayment obligations that have fallen due, Party A may claim against the Debtor or against Party B directly in its sole discretion. Party B hereby irrevocably authorizes Party A to deduct the amount of the creditor’s right that has fallen due directly from the bank account of Party B when and if the Debtor fails to fulfill its repayment obligations (at the expiration and earlier expiration of the contract).

Article 4 The guaranty hereunder is an independent guaranty and shall remain immune to the guaranty provided by any other guarantor, if any.

Article 5 The guaranty hereunder is an irrevocable guaranty and shall remain immune to any agreement or document signed by and between the Debtor and any institution. It also shall remain unchanged in any circumstance, including but not limited to Debtor’s bankruptcy, insolvency, loss of corporate status or revision of its articles of association.

Article 6 In the event that the Master Contract and/or any specific business contract thereunder becomes invalid or partially invalid in law due to whatever reasons, the Debtor in the Master Contract shall still discharge all repayment obligations and Party B shall still bear guaranty responsibility for the repayment obligations of the Debtor in the Master Contract.

Article 7 Representations and Warranties of Party B

Party B is legally qualified to enter into and perform this Contract. The signing and performance hereof have been fully authorized by the board of directors or other competent authorities (if such authorization is needed).

Party B represents and warrants that all the application information made available to Party A is true, legal, valid and free of any major error that deviates from facts or omission of any major fact.

In case of any change to its domicile, mailing address, telephone number, scope of business or legal representative, Party B represents and warrants to give a written notice to Party A within ten (10) days after making such change. If Party B fails to fulfill the above notification obligation, all the notices and documents sent by Party A to the original address shall be deemed as having been effectively delivered to Party B.

Party B is fully aware of and understands the content of all provisions hereof and has signed this Contract as an expression of its true intention.

Article 8 Revision of Contract

1.
Either party that needs to change or terminate this Contract shall give a written notice to and sign a written agreement with the other party first. Before a written agreement is reached on the change or termination hereof, this Contract shall remain valid.

2.	Party A’s tolerance of Party B shall not be deemed a change or termination hereof, unless a written agreement of change is reached as described above.

3.
Before revising the Master Contract, Party A shall seek the consent of Party B in writing and in a timely manner. After granting consent, Party B shall continue to bear joint and several guaranty liability for the debts under the revised Master Contract, except that the revision of the Master Contract has reduced the debts of the Debtor.

Article 9 Governing Laws and Settlement of Disputes

1.	This Contract is concluded in accordance with and governed by the laws of the People’s Republic of China.

2.	All disputes arising out of this Contract or in connection therewith shall be settled as agreed in the Master Contract.

Article 10 Other mutually agreed matters:

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Article 11 This Contract shall take effect after it is signed and sealed (seal inapplicable to a party that is a person) by both parties. This Contract is made out in four originals, with two being held by Party A, one by Party B and one by the Debtor, all having equal force and effect.

Seal of Party A:
Signature of Principal or Authorized Agent:
Shenzhen Development Bank: Shenzhen Aiguo Road Sub-branch
/s/ Fu Nannan
June 18, 2007

Seal of Party B (an institution):
Signature of Legal Representative or Authorized Agent:
Date:

Signature of Party B (a person)
Signature by itself or by its Authorized Agent:
/s/ Pan Dangyu
June 18, 2007